Exhibit 16.1

Crowe LLP

Independent Member Crowe Global

801 S. Figueroa, Suite 1750

Los Angeles, CA, 90017

Tel +1 818 501 5200

Fax +1 818 907 9632

www.crowe.com

April 7, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Eledon Pharmaceuticals, Inc. dated April, 7, 2025 and are in agreement with those statements.

/s/ Crowe LLP

Los Angeles, California

cc: Mr. John McBride

Audit Committee Chairman

Eledon Pharmaceuticals, Inc.